Exhibit 1.1

MID-AMERICA APARTMENT COMMUNITIES, INC.

COMMON STOCK ($0.01 PAR VALUE PER SHARE)

AMENDMENT NO. 1 TO THE

EQUITY DISTRIBUTION AGREEMENT

August 1, 2024

To:	Citigroup Global Markets Inc.	Jefferies LLC
	388 Greenwich Street	520 Madison Avenue
	New York, New York 10013	New York, New York 10022

	J.P. Morgan Securities LLC	KeyBanc Capital Markets Inc.
	383 Madison Avenue, 5th Floor	127 Public Square, 7th Floor
	New York, New York 10179	Cleveland, Ohio 44114

	Truist Securities, Inc.	Wells Fargo Securities, LLC
	3333 Peachtree Road NE, 11th Floor	500 West 33rd Street
	Atlanta, Georgia, 30326	New York, New York 10001

	Mizuho Securities USA LLC	TD Securities (USA) LLC
	1271 Avenue of the Americas	1 Vanderbilt Avenue
	New York, New York 10020	New York, New York 10017

	BTIG, LLC	Nomura Securities International, Inc.
	65 East 55th Street	(as forward seller through BTIG, LLC)
	New York, New York 10022	309 West 49th Street
New York, NY 10019
As Managers

	Citibank, N.A.	Jefferies LLC
	388 Greenwich Street	520 Madison Avenue
	New York, New York 10013	New York, New York 10022

	JPMorgan Chase Bank,	KeyBanc Capital Markets Inc.
	National Association	127 Public Square, 7th Floor
	383 Madison Avenue, 5th Floor	Cleveland, Ohio 44114
New York, New York 10179

	Truist Bank	Wells Fargo Bank,
	3333 Peachtree Road NE, 11th Floor	National Association
	Atlanta, Georgia, 30326	500 West 33rd Street
New York, New York 10001

	Mizuho Markets Americas LLC	The Toronto-Dominion Bank
	c/o Mizuho Securities USA LLC, as agent	1 Vanderbilt Avenue
	1271 Avenue of the Americas	New York, New York 10017
New York, New York 10020

Nomura Global Financial
Products, Inc. 309 West 49th Street
New York, NY 10019

As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated November 4, 2021 (the “Agreement”), by and among Mid-America Apartment Communities, Inc. (the “Company”) and Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, principals and forward sellers (in any such capacity, each a “Manager”) and Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser”). Terms used herein but not otherwise defined are used herein as defined in the Agreement. The parties, intending to be legally bound, hereby amend the Agreement as follows (the “Amendment”):

1. The first paragraph of the Agreement is hereby amended and restated as follows:

“Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), confirms its agreements with Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Mizuho Securities USA LLC, TD Securities (USA) LLC, BTIG, LLC and Nomura Securities International, Inc., each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward sellers (except in the case of BTIG, LLC) (in any such capacity, each a “Manager”) and Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Truist Bank, Wells Fargo Bank, National Association, Mizuho Markets Americas LLC, The Toronto-Dominion Bank and Nomura Global Financial Products, Inc., each as forward purchaser (in such capacity, each a “Forward Purchaser”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Manager as forward seller for the applicable Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Manager acting as sales agent shall also be deemed to apply to such Manager when acting as forward seller, mutatis mutandis.”

2. The fifth paragraph of the Agreement is hereby amended and restated as follows:

“The Company and Mid-America Apartments, L.P., a Tennessee limited partnership and majority owned subsidiary of the Company (the “Operating Partnership”), have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the

“Securities Act”) a registration statement (File Nos. 333-279076 and 333-279076-01), including a prospectus, on Form S-3ASR, relating to securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company, which registration statement became effective upon filing under Rule 462(e) of the Securities Act. The Company may file one or more additional registration statements on Form S-3ASR from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), as amended at each time of effectiveness under the Securities Act, including the information deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness ( “Rule 430 Information”), are referred to herein as the “Registration Statement”; and as used herein, “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares, “Base Prospectus” means the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, and “Prospectus” means the Base Prospectus as amended and supplemented by the Prospectus Supplement and any applicable pricing supplement thereto and the most recent Interim Prospectus Supplement (as defined herein), if any.”

3. Applicable Law; Submission to Jurisdiction. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

4. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

(Signature Pages Follow)

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

Mid-America Apartment Communities, Inc.

By:	/s/ A. Clay Holder
	Name:	A. Clay Holder
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement Amendment No. 1]

Citigroup Global Markets Inc.

By:	/s/ Kase Lawal
Name: Kase Lawal
Title: Director

Jefferies LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title:

KeyBanc Capital Markets Inc.

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

Truist Securities, Inc.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

Wells Fargo Securities, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Executive Director

[Signature Page to Equity Distribution Agreement Amendment No. 1]

Mizuho Securities USA LLC

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

TD Securities (USA) LLC

By:	/s/ Adriano Pierroz
Name: Adriano Pierroz
Title: Director

BTIG, LLC

By:	/s/ Michael Passaro
Name: Michael Passaro
Title: Managing Director

Nomura Securities International, Inc.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

As Managers

[Signature Page to Equity Distribution Agreement Amendment No. 1]

Citibank, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

Jefferies LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

JPMorgan Chase Bank, National Association

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

KeyBanc Capital Markets Inc.

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

Truist Bank

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

Wells Fargo Bank, National Association

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page to Equity Distribution Agreement Amendment No. 1]

Mizuho Markets Americas LLC

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

The Toronto-Dominion Bank

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

Nomura Global Financial Products, Inc.

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

As Forward Purchasers, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in the Agreement

[Signature Page to Equity Distribution Agreement Amendment No. 1]